Exhibit 10.36

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

UNITED MILEAGE PLUS® PARTICIPATION AGREEMENT

THIS AGREEMENT is made and entered into and is effective as of the 1st day of, January 2006 (the “Effective Date”), by and between MILEAGE PLUS HOLDINGS, INC. (“MPH”), a Delaware corporation having a mailing address of 8550 West Bryn Mawr Avenue, 6th Floor, Chicago, Illinois 60631, and REWARDS NETWORK SERVICES INC. (“RN”), a Delaware corporation having its executive offices at Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606. MPH and RN are each referred to herein individually as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, United Air Lines, Inc. (“United”) is in the business of providing passenger air transportation to the public and RN is in the business of offering to participating members and to the general public a dining and nightlife rewards program, through which RN provides its members certain incentives for Qualified Transactions (as defined below) made at a network of restaurants, bars, clubs, and other merchants;

WHEREAS, MPH, which is a wholly-owned subsidiary of United, and on behalf of United, owns and offers the United Mileage Plus® frequent traveler recognition program to all United passengers who desire to participate therein; and

WHEREAS, MPH and RN desire to enter into this Agreement, pursuant to which RN shall (i) purchase from MPH the right to award Miles, and (ii) award such Miles to RN Program Members who incur Qualified Transactions at Participating Merchants pursuant to the Conditions of the Program.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the promises, covenants and the mutual obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPH and RN hereby agree as follows:

1.	Definitions

For the purposes of this Agreement, the following terms shall have the following meanings:

A.	“Active Member” shall mean a RN Program Member who (i) has three or fewer Qualified Transactions at a Participating Merchant during the current calendar year or in the previous calendar year, and (ii) has not created a web profile on the Website.

B.	“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

C.	“Assigning Party” has the meaning set forth in Section 12.B. of this Agreement.

D.	“AXP” has the meaning set forth in Section 12.C. of this Agreement.

E.	“Bank” shall mean the Mileage Plus—BankOne/J.P. Morgan Chase co-branded affinity card relationship or its successor co-branded affinity card issuer.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

F.	“Bankrupt Party” has the meaning set forth in Section 18 of this Agreement.

G.	“Base Mile” shall mean Miles offered to RN Program Members as part of the standard Program, excluding all bonus, promotional, incentive or similar awards of Miles in connection with Program participation.

H.	“Bonus Mile” shall mean Miles offered to RN Program Members as part of a periodic program-wide activity and/or an incentive awarded for defined individual RN Program Member activity.

I.	***

J.	“Conditions” shall mean conditions regarding the availability of rebates or benefits at individual Participating Merchants such as limitations (i) on the availability of benefits to specific days of the week or specific times of the day, (ii) on the number of Qualified Transactions per month, (iii) on the maximum number of Miles to be given per Qualified Transaction and (iv) any other Conditions specific to a Participating Merchant.

K.	“Confidential Information” has the meaning set forth in Section 15.A. of this Agreement.

L.	“Contract Year” shall mean each twelve month period beginning with the first day of the month following the Effective Date of this Agreement and ending on the last day of the twelfth month following such date.

M.	***

N.	“Defaulting Party” has the meaning set forth in Sections 9.E. and 9.F of this Agreement.

O.	“Elite Member” shall mean a RN Program Member that (i) has twelve or more Qualified Transactions at a Participating Merchant during the current calendar year or in the previous calendar year, (ii) has qualified to be an Elite Member via a promotional offer agreed to by the Parties, or (iii) ***.

P.	“Engaged Member” shall mean a RN Program Member that has (i) less than twelve and more than three Qualified Transactions at a Participating Merchant during the current calendar year or in the previous calendar year, (ii) created a web profile on the Website, or (iii) qualified to be an Engaged Member via a promotional offer agreed to by the Parties.

Q.	“Inappropriate Merchant” shall mean any Participating Merchant that MPH reasonably determines will reflect unfavorably on MPH’s reputation or is inconsistent with MPH’s brand.

R.	“Indemnitee” has the meanings set forth in Section 20.A. of this Agreement.

S.	“Indemnitor” has the meaning set forth in Section 20.A. of this Agreement.

T.	“Insecure Party” has the meaning set forth in Section 9.E. of this Agreement.

U.

“Intellectual Property” shall mean all assumed business names, trade names, trade secrets, d/b/a names, logos, Internet domain names and other Internet addresses, Marks and any and all federal, state, local and foreign applications, registrations and renewals therefore, and all the goodwill and going concern value associated therewith; all patents (including but not limited to all continuations, extensions, and reissues), patent applications, and inventions and discoveries that may be patentable; all copyrights subsisting in any marketing materials, employees’ data, and data, and in

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

online works such as Internet web sites, (including the software underlying such web sites), and any federal or foreign applications, registrations and renewals therefore; all rights in any and all licensed or proprietary computer software, firmware, middleware, programs, applications, databases, and files (in whatever form or medium) including all documentation relating thereto, and all source and object codes relating thereto; all know-how, trade secrets, Confidential Information, competitively sensitive and proprietary information, including but not limited to, pricing information, supplier information, telephone and facsimile numbers, and e-mail addresses, technical information, data, process technology, business plans, drawings, and blue prints; and the right to sue for past infringement, if any, in connection with any of the foregoing; in each case.

V.	“Marks” shall mean service marks, trademarks, trade names, service dress, and all other commercially typical designations intended to distinguish a Party’s goods and services from other parties’ goods and services.

W.	“Mile” shall mean Mileage Plus Program credit (or its equivalent) which is awarded to RN Program Members for each Qualified Transaction at a Participating Merchant or which RN otherwise purchases from MPH pursuant to this Agreement.

X.	“Mileage Plus Member” shall mean a customer who has applied to and becomes a participant in the Mileage Plus Program.

Y.	“Mileage Plus Program” shall mean the frequent traveler recognition program, owned and maintained by MPH, whereby the participating traveler receives access to specified travel awards or other benefits based upon air travel mileage accumulated by the participating traveler during air travel on United or another designated participating carrier or through the purchase or use of the goods or services of another designated participant in the Program.

Z.	“MPH” has the meaning set forth in the preamble to this Agreement.

AA.	“MPH Coordinator” has the meaning set forth in Section 8.B. of this Agreement.

BB.	“MPH Data” has the meaning set forth in Section 14.A. of this Agreement.

CC.	“Non-Assigning Party” has the meaning set forth in Section 12.A. of this Agreement.

DD.	“Other Party” has the meaning set forth in Section 18 of this Agreement

EE.	“Participating Merchant” shall mean any United States or Canadian restaurant, bar and/or club that has agreed to offer Rewards Program benefits to its customers and that RN agrees to make available for the Program.

FF.	“Party” and “Parties” shall have the meanings set forth in the preamble to this Agreement.

GG.	“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, other entity or competent authority.

HH.	“Program” shall mean RN’s proprietary rewards program, which is owned and operated by RN, which offers the awards and benefits to RN Program Members as described herein for Qualified Transactions made at Participating Merchants.

II.	“Promotional Language” shall have the meaning set forth in Section 3.B. of this Agreement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

JJ.	“Qualified Transaction” shall mean a transaction whereby a RN Program Member uses a Registered Card at a Participating Merchant to pay for goods or services, which transaction meets RN’s then-current Conditions for a reward. The Website shall contain up-to-date information regarding the Conditions by which RN Program Members may have Qualified Transactions at Participating Merchants. In no event shall a transaction be a Qualified Transaction if the RN Program Member concurrently uses coupons or discount cards, or the transaction benefits from unrelated discounting.

KK.	“Recipient” has the meaning set forth in Section 15.B. of this Agreement.

LL.	“Registered Card” shall mean any payment card (including but not limited to Visa, MasterCard, American Express and Discover) that RN accepts according to its then-effective terms and conditions (which could include debit cards when used in signature-based transactions) in good standing registered by a Mileage Plus Member, directly or on their behalf by an affinity card issuer pursuant to a valid agreement between MPH and its issuer, for use in the Program which card was not previously or becomes in the future registered with RN for use in a different Rewards Program.

MM.	“Renewal Term” has the meaning set forth in Section 9.A. of this Agreement

NN.	“Rewards Program” shall mean all consumer restaurant, bar and club loyalty programs owned or operated by RN, now or in the future, on a private label, branded, or a co-branded basis.

OO.	“RN” has the meaning set forth in the preamble to this Agreement.

PP.	“RN Corporate Program” shall mean a Rewards Program that enables companies to receive benefits that may include a combination of cash back savings and airline loyalty miles when their employees use a company credit card that is registered with the Rewards Program for Qualified Transactions. Certain RN Corporate Program agreements allow the participating company’s employees to request and receive a mileage currency as an incentive that could include Mileage Plus Miles.

QQ.	“RN Data” has the meaning set forth in Section 14.B. of this Agreement

RR.	“RN Program Member” shall mean a Mileage Plus Member who has a Registered Card with RN for participation in the Program.

SS.	“RN Program Member Contact Information” shall mean RN Program Member name, complete United States Postal Service address, Mileage Plus account number, email or any other information required by RN to contact a RN Program Member.

TT.	“Supplier” has the meaning set forth in Section 15.B. of this Agreement

UU.	“Term” has the meaning set forth in Section 9.A. of this Agreement.

VV.	“United” has the meaning set forth in the recitals to this Agreement.

WW.	“United 1K Member”, currently known as United Mileage Plus Premier Executive 1Ks, or any tier level established or created which is higher than the currently named 1K status within Mileage Plus or successor Program, shall mean those domestic Mileage Plus Members who have: ***

XX.	“Website” shall mean the co-branded website hosted by RN for the Program located at www.united.com/dining.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

2.	Rules of Construction

Unless the context of this Agreement otherwise requires (a) words of one gender include the other gender, (b) words using the singular or plural number also include the plural or singular, respectively, and (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words, as such words are used in this Agreement, all refer to this entire Agreement.

3.	The Program

A.	RN will make the Program available to Mileage Plus Members (including RN Program Members), on a no fee basis, under the terms and conditions of this Agreement. RN shall:

(i)	Record and process, according to mutually agreed-upon procedures, Miles awarded for Qualified Transactions made by RN Program Members at Participating Merchants;

(ii)	Purchase Miles to award to RN Program Members as (a) Base Miles, (b) Bonus Miles, or (c) other promotions, incentives, or business enhancements, as mutually agreed to by the Parties;

(iii)	Assume responsibility for developing and managing the ongoing operation of the Website; and

(iv)	Market the Program to Mileage Plus Members and RN Program Members.

B.	The Program services will be offered to RN Program Members under the name “Mileage Plus Dining by Rewards Network,” or another name as mutually agreeable by the Parties hereto. Neither Party may use the “Mileage Plus Dining” name without the other Party’s prior written approval, which will not be unreasonably withheld or delayed. MPH may not use the “Rewards Network” name without RN’s prior written approval, which will not be unreasonably withheld or delayed. All materials and promotional efforts used in conjunction with and in support of the Program shall follow United’s and RN’s brand and Marks standards and shall be approved in advance by MPH or RN, respectively, such approval to not be unreasonably withheld or delayed. United, on behalf of MPH, owns and is responsible for filing the appropriate application to register the name “Mileage Plus Dining” as a service mark, at its sole expense. The Parties agree to jointly develop and approve promotional language (“Promotional Language”) for the Program that can be used at MPH’s discretion without re-approval by RN in each instance, provided MPH shall provide RN with advance written notice of the medium, date, and distribution quantity of all promotional materials that include such pre-approved promotional language. In connection with describing such Promotional Language, MPH may refer to the Program as “Mileage Plus Dining” if required for space or for consistency in describing an MPH partner, provided, however, MPH must obtain RN’s prior written approval for use of such shortened name and RN may, at its sole discretion, withhold such approval and choose to not participate in such promotion.

C.	Notwithstanding the foregoing, the Parties agree that, as exceptions to Section 3B above, (i) MPH may include “Mileage Plus Dining” or “Mileage Plus Dining by Rewards Network” when listing, referring to, or providing examples of partners participating in the Mileage Plus Program and (ii) RN may include “Mileage Plus Dining” or “Mileage Plus Dining by Rewards Network” when listing, referring to, or providing examples of partners participating in the Program in merchant-facing promotional materials.

D.

The Parties will agree in writing in advance on all aspects of promotion of the Program (both identified and not expressly addressed in this Agreement). Each Party will submit to the other pre-production specimens of all promotional materials which reference either the Program or the other

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

Party not less than *** days prior to the final approval deadline. Neither Party will broadcast, print, or publish, and will not use any such materials, without the other Party’s prior written approval, which will not be unreasonably withheld or delayed.

E.	MPH acknowledges, unless otherwise agreed to by RN in writing, it is a requirement all participating RN Program Members receive Program enrollment information. Accordingly, RN will, at its sole expense, send to RN Program Members who directly enroll in the Program and, as a result, provide RN Program Member Contact Information either an online (email) or offline (direct mail) welcome kit that may include one or more of the following: Program terms and conditions, RN’s privacy policy, a limited listing of local Participating Merchants and any other additional information as determined by RN. For those Mileage Plus Members ***

F.	For all RN Program Members for whom RN has RN Program Member Contact Information, RN will send to such RN Program Members who have incurred at least *** Qualified Transaction in the preceding *** days, a *** newsletter (or other on- or off-line package format to be determined by RN) that may include a partial listing of Participating Merchants. For those RN Program Members for whom RN does *** In the event RN Program Member Contact Information is not available for any RN Program Members, RN is not obligated to attempt to provide any material to such RN Program Members. MPH agrees to accommodate up to *** for such supplemental RN Program Member Contact Information each Contract Year at no cost to RN. Additional requests may be supported at a cost that would be mutually agreed upon in advance by both Parties.

G.	MPH, at its sole expense, and in cooperation with RN, will promote the Program to Mileage Plus Members and RN Program Members, as well as certain non-members such as, but not limited to, restaurateurs, as mutually determined and agreed upon by the Parties.

H.	MPH further agrees, during the Term of this Agreement, to administer on behalf of RN a ***.

I.	Mileage Plus Members will be able to participate in the Program by directly calling a designated RN toll-free number, registering directly via the Website, or being automatically enrolled in the Program via the Bank. RN recognizes Mileage Plus Members may be already enrolled in the existing Mileage Plus Dining Program as of the Effective Date of this Agreement and those RN Program Members will be automatically rolled-over and managed as part of this ongoing Program. MPH and RN shall provide member support as follows:

(i)	RN will establish, own the rights to, and maintain a toll-free customer service phone line (800-555-5116) to receive RN Program Members’ inquiries regarding the Program. MPH will refer any inquiries it receives from RN Program Members or any other source regarding the Program to RN promptly upon receipt and will not attempt to resolve any such inquiries without RN’s prior written consent. MPH will accept and resolve all Mileage Plus Member inquiries related to Mileage Plus Program-related issues.

(ii)	RN will continue to manage the Website, with access through a dedicated united.com/dining URL, as well as through a variety of Website links that originate on the united.com and rewardsnetwork.com web sites. The Website will conform to united.com and rewardsnetwork.com style guidelines; provided, no more than *** requests are submitted by MPH to RN each Contract Year, and RN has an opportunity to schedule the accommodation of such style revisions as part of its normal web project prioritization schedule (which would ensure support within no more than one hundred and eighty (180) days of receipt of the written modification request).

(iii)	***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

J.	Whenever an RN Program Member incurs a Qualified Transaction at a Participating Merchant, using a Registered Card, he or she shall receive the appropriate credit of Miles, and such mileage credit will be transmitted by RN to MPH on a *** basis so MPH can post the appropriate amount of Miles to the Mileage Plus Member’s account. RN shall prepare and forward to MPH, at the address below (on a weekly basis), a computerized tape, or other mutually agreed-upon format, generated from RN’s computerized data entry system, containing a listing of *** for each RN Program Member during the preceding weekly period:

United Air Lines, Inc.

1200 East Algonquin Road

Elk Grove Village, Illinois 60007

***

K.	RN shall allow RN Program Members to earn rewards according to the following schedule: (a) Elite Members will earn at least five Base Miles for every one dollar spent per Qualified Transaction at Participating Merchants subject to then-applicable Conditions; (b) Engaged Members will earn at least three Base Miles for every one dollar spent per Qualified Transaction at Participating Merchants subject to then-applicable Conditions; and (c) Active Members will earn at least one Base Mile for every one dollar spent per Qualified Transaction at Participating Merchants subject to then-applicable Conditions.

L.	MPH understands and agrees all Miles earned by RN Program Members will be treated like any other accrual of Miles in the Mileage Plus Program (or any successor program) and may be applied toward award benefits in the same manner as any other Mileage Plus Program credit.

M.	***

N.	Each RN Program Member’s participation in the Program is subject to RN’s standard terms and conditions and privacy policy for the Program (a copy of which will be posted on the Website), as they may change from time to time. RN will provide MPH with advance written notice of all changes to the RN’s terms and conditions and privacy policy prior to finalizing and posting the changes to the Website.

O.	RN, in its sole discretion, retains the right to limit, restrict, or suspend, and if suspended, to reinstate enrollment of any individual Mileage Plus Members in the Program for abuses of RN’s then-current terms and conditions.

P.	RN will provide to MPH relevant reporting and metrics regarding Program merchant participation and inventory availability, the content of which would be collaboratively developed and mutually agreed upon by both Parties. Additionally, RN agrees to exercise and support the same merchant inclusion, exclusion and qualified dine policies and practices for this Program that will be used for merchant participation in all other Rewards Programs supported by RN within the North American airline carrier category. RN agrees to remove any Inappropriate Merchant from the Program upon not less than 30 days’ prior written notice by MPH to RN; provided, however, if the requests from MPH to deem Participating Merchants as Inappropriate Merchants becomes excessive (in RN’s reasonable discretion), the Parties agree to negotiate in good faith to resolve the matter and the potential impact of such exclusions on other commitments in this Agreement, including but not limited to Section 5.B. If the Parties fail to amicably resolve the matter within 30 days’ of good faith negotiations between the Parties’ senior executives, then upon the election of either Party, the matter shall be sent for mediation and be administered by a mediation entity or organization located in Chicago, Illinois mutually agreed upon by the Parties. The Parties will share equally in the costs of mediation.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

Q.	***

4.	Procedures for the Subsequent Issuance of Miles

In the event an RN Program Member asserts he or she incurred a Qualified Transaction at a Participating Merchants under Conditions during which a benefit should be awarded, but did not receive a Miles credit in connection with such Qualified Transaction, then:

A.	(i)	If the RN Program Member makes such a claim to RN, then RN shall verify whether the RN Program Member actually incurred a Qualified Transaction at a Participating Merchant. If RN confirms the RN Program Member is entitled to Miles, then RN shall post the Miles and provide the correct Qualified Transaction data on tape, or another mutually agreed-upon format, to MPH as provided for herein; or

	(ii)	If an RN Program Member makes such claim directly to United or MPH, then United or MPH shall refer any such request to RN for handling.

B.	Notwithstanding the provisions of this Section 4, no retroactive mileage claims made by RN Program Members will be recognized or honored by RN if more than one hundred and eighty days have passed since the date or dates of the RN Program Member’s Qualified Transaction.

5.	Charges, Payments and Reports

A.	Exclusive of any and all applicable taxes and surcharges levied, RN shall pay MPH *** for each Mile credited to a RN Program Member’s account. All amounts paid for the right to award Miles pursuant to this Agreement are exclusive of the federal excise tax (currently 7.5%) and RN agrees to pay the applicable federal excise tax. Neither Party shall pay any taxes or tax-related surcharges determined by the other Party’s income, net worth, franchise, property or purchases, which shall be borne solely by that other Party.

B.	***

C.	In the event of any termination of this Agreement, the Parties shall determine and agree on the total liability due, if any, pursuant to the terms and conditions of this Agreement, which shall be pro rated to reflect the period of time during which the Agreement was in effect. If this Agreement is terminated by either RN or MPH, ***

D.	(i)	On a monthly basis, MPH shall provide RN with a report-invoice regarding the Miles credited to RN Program Members’ accounts during the previous calendar month, based on the weekly data tapes received by MPH from RN detailing the Miles awarded for Qualified Transactions incurred by RN Program Members during such weekly periods. Each report-invoice for a month shall list the RN Program Member’s name, Mileage Plus Program account number, name of the Participating Merchant (or Participating Merchants identification number), date of Qualified Transaction at the Participating Merchants, ticket number, the total number of Miles awarded (and subsequently posted) during the month, and the total amount due to MPH from RN under such report-invoice. RN shall remit the appropriate undisputed amounts owed to MPH via wire transfer to MPH within *** of receipt of the monthly report-invoice. Any discrepancies in the data and/or disputed amounts shall be resolved by both Parties in good faith.

	(ii)	If RN fails to pay MPH the undisputed amounts due under any monthly report-invoice after receiving at least thirty days’ prior written notice from MPH, and in addition to any other remedies, MPH may suspend, without liability, the right of RN to award Miles

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pursuant to the Program and pursuant to this Agreement. MPH shall further have the right to terminate this Agreement, upon written notice to RN, in the event of non-payment of any report-invoice, which non-payment exceeds ninety days.

(iii)	The Parties agree to use reasonable commercial efforts to post Miles transmitted to MPH by RN for Qualified Transactions to RN Program Members’ accounts pursuant to this Agreement within six to eight weeks of the date of the Qualified Transaction. If MPH fails to post Miles transmitted to it by RN for Qualified Transactions pursuant to this Agreement within ninety days of file receipt and a satisfactory plan and timeline is not agreed upon at such time by both Parties, RN shall have the right to terminate this Agreement immediately upon written notice to MPH. At no time will RN be obligated to remit payment for Miles transmitted to MPH but not posted to RN Program Members’ accounts.

6.	Control Systems

A.	Each Party shall use its reasonable commercial efforts to establish and maintain internal control systems to protect against the improper issuance of Miles.

B.	In the event either Party discovers or learns of any wrongfully issued Miles, it will promptly advise the other Party and provide the other Party with the identities and Mileage Plus Member account numbers of those individuals who have, or are suspected to have, improperly received the Miles.

C.	RN shall prevent any of the Miles RN purchases from MPH under this Agreement from being used for corporate travel or flight upgrades on United Airlines, or any of its Star Alliance or airline partners, by employees of RN; provided, however, such employees may otherwise earn Miles through participation in various Mileage Plus Programs (including the Program) and elect to use their individual Miles for award travel to benefit RN, given the individual employee’s explicit permission. RN and MPH acknowledge nothing in this Agreement restricts RN employees from joining the Mileage Plus Program and earning Miles through participation in various Mileage Plus Programs (including the Program) and subsequently using their individual Miles for award travel or other award redemption.

D.	During the Term, if RN desires to promote the award, transfer or other distribution of Miles for any activity outside of Qualified Transactions at Participating Merchants under the Program:

(i)	RN must obtain written consent from MPH for any promotion, marketing or other advertisement of any ability to affect the award, issue, transfer, conversion, exchange or other distribution of Miles for any activity other than Qualified Transactions at Participating Merchants under the Program; provided, however, MPH agrees RN may award, transfer or otherwise distribute Miles for use in the RN Corporate Program; and

(ii)	RN must obtain prior written consent from MPH for participation in any third party, co-branded program or scheme, including, for example, any Internet portal web site, that awards, issues, transfers, converts, exchanges or otherwise distributes Miles for any activity other than Qualified Transactions at Participating Merchants under the Program.

(iii)	MPH shall sell Miles to RN to award as signing or renewal incentives for Participating Merchants in the Rewards Program at the rates set forth in Section 5.A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

7.	Marketing, Advertising and Promotional Efforts

A.	***

(i)	On a periodic basis to be determined by RN in good faith, RN may promote the Program in direct mailings, point of purchase materials, and/or brochures and advertise in various media, including, but not limited to, direct mail, print, radio, television, video and the Internet.

(ii)	RN shall promote and advertise the Program with ***; provided MPH agrees to match financial terms and marketing support and personalization of such other promotions and advertisements as determined by RN in its sole discretion.

(iii)	RN agrees to distribute no more frequently than *** communications to all Mileage Plus Members who have provided an e-mail address to RN and who have not opted out of receiving Program promotional messaging. With MPH’s written approval, RN can increase the frequency of such email communications. Possible tactics for *** of e-mail promotional messaging include any one or more of the following; (a) highly personalized and dynamically driven messages; (b) “new merchants in your area” messages; (c) “deleted merchants in your area” messages; (d) dining special offers and bonuses that are Program based; (e) dining special offers and bonuses that are Mileage Plus Member based (by invitation only); and (f) other content mutually agreed upon by both Parties.

(iv)	*** At the beginning of each Contract Year the Parties will meet and confer to agree upon such solo partner email promotions for the ensuing year. The Parties agree to manage the marketing plan and will revise the marketing plan in support of various agreed upon Bonus Mile promotions that would be introduced in market. Not later than 30 days following the end of each Contract Year, and not later than 30 days following the Termination Date, MPH will reconcile the total amount of marketing RN purchased during such Contract Year (or part thereof) ***

B.	***, MPH shall provide to RN, the following minimum promotional opportunities:

(i)	***;

(ii)	Any collateral materials in an electronic format reasonably related to RN’s participation in the Program which RN deems reasonably necessary to promote the Program; and

(iii)	At least *** each Contract Year, RN may request and MPH shall arrange for RN to have the right, through a third party fulfillment house acceptable to MPH and subject to MPH’s privacy policy and/or the MPH Member’s privacy preference, to solicit Mileage Plus Members for RN marketing purposes, each such solicitation will be subject to MPH’s prior written approval in each instance. No more than *** each Contract Year, MPH may request and RN may consider supporting the promotion of MPH airline marketing to RN Members. Each such promotion will be subject to RN’s prior written approval in each instance.

C.	MPH agrees to support the following minimum promotional requirements each Contract Year, ***.

(i)	*** times per Contract Year, MPH will feature the Program in either the Mileage Plus Program printed frequent flyer newsletter or the monthly eStatement mailing distributed by MPH ;

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(ii)	MPH will make available statement insert opportunities to RN (at RN’s sole discretion to participate) at a rate ***;

(iii)	*** emails promoting the Program to all Mileage Plus Members who have opted-in to receive promotions about Mileage Plus Program partners;

(iv)	Program inclusion in the United Mileage Plus Member’s Guide, subject to the Guide’s publication schedule, as well as Program inclusion in all United Mileage Plus affiliate listings and in the United Mileage Plus Web site, located at <<www.united.com>>;

(v)	Participation by RN in special promotions from time-to-time, including but not limited to auctions, unique offers, and value-added opportunities; and

(vi)	At least ***, MPH will feature the Program in *** or some other equivalent promotional manner ***

*** (and assuming a relationship between the Parties is still in effect), the Parties agree to meet to determine revised minimum promotional opportunities.

D.	Each bonus box feature and statement insert prepared by RN will meet MPH’s reasonable standards of quality and professionalism (as established in writing by MPH in the Promotional Opportunities Guidebook or its successor) and consist of no more than a single sheet of paper. RN shall bear the expense of preparing and printing each statement insert and providing it to MPH for mailing to Mileage Plus Members and/or RN Program Members, and RN shall bear any additional postage expense associated with the inclusion of a statement insert with a newsletter or account statement if the statement insert does not meet the reasonable guidelines of MPH. Nothing in this provision obligates MPH to continue publishing Mileage Plus Program newsletters or statement inserts or to publish a minimum number of newsletter issues or account statements during the Term; provided, however, in the event there is either a reduction in number or an elimination of printed newsletters, MPH will use reasonably commercial efforts to make any replacement channels or vehicles available to RN that may represent a comparable or better promotional opportunity.

E.	RN agrees to make commercially reasonable efforts to participate with United in an on-board dining program for select flights, on terms mutually agreed upon by RN and United. The program will promote RN and Participating Merchants in exchange for menu collaboration and the facilitation and leveraging of the RN’s Participating Merchant base. RN and United will use commercially reasonable efforts to reach an agreement regarding such program on or before January 31, 2006.

F.	At no cost to MPH, ***, RN agrees to support Bonus Mile promotions on behalf of the Program on a quarterly basis for no less than 45 days per Bonus Mile promotion throughout the Agreement term. Furthermore, both MPH and RN will promote the agreed upon Bonus Mile promotions in both MPH- and RN-controlled marketing channels and vehicles. Both Parties understand the success of all Bonus Mile promotions will be heavily influenced by the amount of marketing allocated to promote the opportunity. ***

8.	Mileage Plus Coordinators

A.	Upon the effective date of this Agreement and from time to time as necessary, each Party will designate one individual as its coordinator for all Program related matters. Upon designation of the individual, each Party will provide the other Party the name, address and telephone number of the individual so designated. MPH Coordinator and RN coordinator will meet quarterly or more frequently to determine additional marketing and promotional plans for the Program.

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B.	At United’s option, with RN’s approval, RN will *** a part-time mid-level partner manager (the “MPH Coordinator”). MPH agrees the MPH Coordinator will be an individual with no less than five years of relevant agency and/or partner management experience. *** The job responsibilities of the MPH Coordinator shall be approved by RN. MPH agrees to include RN in the screening and interview process of all MPH Coordinator candidates. In addition, MPH agrees RN may participate in semi-annual performance evaluations for the MPH Coordinator. In the event the performance contribution of the MPH Coordinator fails to meet the defined expectations of RN in its reasonable discretion, MPH agrees to take the necessary corrective action, in compliance with all applicable laws, to promptly remedy the performance issues. Notwithstanding the foregoing, MPH acknowledges and agrees the MPH Coordinator can be either a full time employee of MPH or an independent contractor of MPH. No other relationship is intended to be created between the Parties hereto. Without limitation of the foregoing, the MPH Coordinator shall not be an employee of RN, and this Agreement is not an employment contract. MPH shall timely pay in full all taxes in connection with the MPH Coordinator’s employment with MPH, including all applicable federal, state and local income taxes. RN shall not pay any unemployment or workers’ compensation taxes or premiums on behalf of or regarding the MPH Coordinator. MPH shall be solely responsible for the MPH Coordinator’s medical, dental, health and life insurance and other benefits and fringe benefits.

9.	Term and Termination

A.	This Agreement shall commence on the Effective Date and continue in effect until December 31, 2008, unless terminated sooner pursuant to this Agreement (the “Term”). This Agreement shall automatically renew for successive one-year periods (each a “Renewal Term”) *** unless the Party not desiring to extend the Term of this Agreement notifies the other Party in writing at least *** days prior to the end of the Term or any Renewal Term.

B.	Either Party may terminate this Agreement at any time, for convenience and without cause, no earlier than December 31, 2007, by providing not less than *** days prior written notice to the other Party.

C.	Upon termination of this Agreement, by either Party for any reason, RN shall no longer issue Base Miles or Bonus Miles to RN Program Members; provided, however, that for a period of one hundred eighty calendar days following the effective date of termination of this Agreement RN shall continue to keep a record, and inform MPH of the same, of all Miles previously earned for Qualified Transactions at Participating Merchants.

D.	If MPH terminates the Mileage Plus Program, or any subsequent but substantially similar program, RN may immediately terminate this Agreement.

E.	If either Party (the “Defaulting Party” which could be United or MPH on the one hand, or RN on the other) becomes insolvent; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, then the other Party (the “Insecure Party”) may immediately terminate this Agreement upon notice to the Defaulting Party unless the Defaulting Party immediately gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit—issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement—that may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

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F.	If either Party (the “Defaulting Party”) fails to observe or perform any of its obligations under this Agreement and if this failure continues for a period of thirty days after written notice to the Defaulting Party thereof (except for any payments due, where the period to cure such nonpayment shall be five days after notice), then, without prejudice to any other rights or remedies the other Party may have, this Agreement shall terminate as of the expiration date of the notice period.

G.	To the extent either Party terminates this Agreement before its expiration date, or if this Agreement is not renewed upon its expiration, all notices required to be given to Mileage Plus Members of the conclusion of RN’s participation in the Mileage Plus Program shall be the sole responsibility of MPH (provided RN maintains the right to review and provide content approval), and shall be undertaken by MPH through an announcement in a Mileage Plus newsletter, or other collateral, at MPH’s discretion. To the extent either party terminates this Agreement before its expiration date, or if this Agreement is not renewed upon its expiration, all communications from RN to an RN Program Member referencing or regarding Mileage Plus Dining must be reviewed and approved by MPH.

H.	Exercise by either Party of its right to terminate under any provision of this Agreement will not affect or impair its right to enforce its other rights or remedies under this Agreement. Sections 1, 2, 9.C., 9.G., 9.H., 13 – 18, 20 (to the extent provided in Section 20), 21 and 23 – 29 shall survive the termination or expiration of this Agreement, together with all obligations of each Party that have accrued before termination or that are of a continuing nature, including without limitation any indemnity provisions herein.

10.	Additions and Withdrawals of Participating Merchants

MPH and RN agree that RN may from time to time, or at any time, add or withdraw Participating Merchants from the Program. MPH reserves the right, for reasonable business purposes, to exclude any merchant(s) or multi-unit merchant(s) from participation in the Program upon not less than sixty days’ prior written notice to RN; provided, however, that in no event may MPH request to exclude more than one percent of the Participating Merchants RN makes available for the Program.

11.	***

12.	Assignment

A.	Neither Party shall assign nor otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other Party hereto (the “Non-Assigning Party”). In the event a Party declines assignment of this Agreement to any third party, the Parties agree to meet and discuss in good faith regarding the terms under which access to Program data may be accessed, or restricted, by the third party.

B.	Notwithstanding Section 12.A. above, either Party (the “Assigning Party”) may assign this Agreement to its parent corporation or its holding corporation, or any subsidiary or Affiliate of its parent corporation or its holding corporation, without consent of the Non-Assigning Party; provided, however, such parent corporation, holding corporation, subsidiary or Affiliate assumes all of the obligations of the Assigning Party hereunder. Any violation of this provision will be cause for immediate termination of this Agreement, upon written notice, or, at the option of the Non-Assigning Party, the Non-Assigning Party may declare the assignment of any of the rights or obligations under this Agreement null and void as of the date of the purported assignment. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of each Party.

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C.	Neither Party may assign any or all of its rights and interests and delegate any or all of its obligations under this Agreement to any entity pursuant to a merger, acquisition, sale, corporate reorganization or other similar transaction, each without the prior written consent of the other Party. In the event RN is acquired by American Express Company (“AXP”) or any AXP subsidiary or Affiliate, the Parties agree to negotiate in good faith to continue the Program and will negotiate in good faith to reach agreement to the terms under which access to Program data may be accessed, or restricted, by AXP.

13.	Logos and Service Marks

A.	Neither Party hereto shall use any of the other Party’s names, logos, logotype, insignia, service marks, trademarks, trade names, copyrights, corporate goodwill or other proprietary Intellectual Property, including without limitation the names “United Air Lines, Inc.,” “United Airlines,” “United,” “Mileage Plus”, “Ted”, “Rewards Network Inc.,” “Rewards Network Services Inc.,” “RN” or “iDine” in any marketing, advertising or promotional collateral, including without limitation credit card or telecom solicitations, except when each specific use has been approved in advance, in writing, by the other Party. When such approval is granted, either Party shall comply with any and all conditions the other Party may impose to protect the use of any of that Party’s names, logos, logotype, insignia, Marks, copyrights, corporate goodwill or other proprietary Intellectual Property. RN may provide a link on the United web site which describes the Program and when clicked upon takes Mileage Plus Members to the Website; provided, however, nothing in this Agreement shall be construed to require RN to place on any of its web sites, including the Website, any materials it deems, in its sole discretion, to be (i) illegal, false, misleading; (ii) promoting bigotry, racism, hatred, or harm against any person or group of people; (iii) harassing or libelous or otherwise objectionable; and (iv) involving the electronic transmission of mass distribution messages, junk mail, or spam.

B.	Except as expressly provided herein, no right, property, license, permission or interest of any kind in the use of any name, logo, logotype, insignia, Mark, copyright, corporate goodwill or other proprietary intellectual property owned by United, MPH or RN is intended to be given to or acquired by the other Party hereto, its agents, servants, and/or other employees by the execution or performance of this Agreement.

14.	***

15.	Confidentiality

A.	Each Party agrees, during the Term of this Agreement, to treat as confidential and not to disclose to any person (other than to its employees who have a need to know the same for the purposes of performing its obligations hereunder) or use the same for its own benefit or for any purpose other than performing its obligations hereunder, all confidential or proprietary information, data, plans, strategies, projections, budgets, reports, research, financial information, files, agreements, and other materials and information it receives, obtains, or learns about the other Party, any Rewards Program, or any other program, service or product, Rewards Network and/or MPH develops in connection with this Agreement (collectively, the “Confidential Information”).

B.

The recipient of such Confidential Information (the “Recipient”) agrees that, without the prior written consent of the supplier of such Confidential Information (the “Supplier”), the Recipient shall not use, copy or divulge to third parties or otherwise use except in accordance with the terms

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of this Agreement, any information or materials obtained from Supplier or through Supplier in connection with this Agreement, unless (i) the information or materials is known to Recipient prior to obtaining same from Supplier; (ii) the information or materials is, at the time of disclosure to Recipient then in the public domain; (iii) the information or materials is obtained by Recipient from a third party who did not receive the same, directly or indirectly, from Supplier or; (iv) Recipient becomes legally compelled to disclose Confidential Information or materials by a governmental body or court. In the event of (iv) above, Recipient will provide Supplier with prompt notice so Supplier may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event such protective order or other remedy is not obtained, or Supplier waives, in writing, compliance with the provisions hereof, Recipient will furnish only that portion of such Confidential Information or materials which it is legally required and will exercise its reasonable efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information or materials.

C.	All Confidential Information will either be returned to Supplier or destroyed at its request upon termination of this Agreement; provided, however, Rewards Network may maintain a record of all Confidential Information associated with a Qualified Transaction for internal audit and financial reporting purposes only.

D.	If Recipient breaches this Section 15, then Supplier may terminate this Agreement, effective ninety days after written notice of such termination to Recipient.

E.	Upon termination or expiration of this Agreement, Recipient must return any and all Confidential Information received from Supplier, provided, however, each party may maintain a record of all Confidential Information associated with a Qualified Transaction for internal audit and financial reporting purposes.

F.	Each Party acknowledges any failure by it to maintain the complete confidentiality of the other Party’s Confidential Information hereunder will have a direct and severe adverse impact on the other Party’s business, which will subject such other Party to irreparable harm, and that the other Party may, without jeopardizing any other rights or remedies it may have, seek a court order or injunction without further notice to protect the confidentiality of their information and to halt any unauthorized disclosure thereof.

16.	Force Majeure

Except for payment of any invoices either outstanding or forthcoming that pertain specifically to Miles successfully posted on behalf of the Program, neither Party shall be liable for delays or failure in performance under this Agreement caused by acts of God, war, terrorism, strike, labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, beyond the reasonable control of that Party.

17.	Relationship of the Parties

This Agreement is not intended to nor shall it be construed to create or establish any employer-employee, agency, partnership, or joint venture relationship between the Parties. Neither Party shall have any right to enter into any contract or commitment in the name of the other Party, to incur any obligation for, create any liability for, or bind the other Party in any respect whatsoever.

18.	Bankruptcy

A.	If bankruptcy proceedings are commenced with respect to either Party (the “Bankrupt Party” which could be United or MPH on the one hand, or RN on the other) and if this Agreement has not

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otherwise terminated, then the other Party (the “Other Party”) may suspend all further performance of this Agreement until the Bankrupt Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Other Party pending the Bankrupt Party’s assumption or rejection will not be a breach of this Agreement and will not affect the Other Party’s right to pursue or enforce any of its rights under this Agreement.

B.	MPH acknowledges and agrees RN makes no representation, warranty or guaranty as to (a) the value, if any, of Miles, (b) an RN Program Member’s ability, if any, to use Miles, (c) the benefits, if any, associated with or arising from Miles, or (d) any other matter relating to Miles. In particular, and without limiting the foregoing in any way, MPH acknowledges and agrees RN shall have no liability or obligation and shall not be responsible in any way whatsoever in the event Miles are not honored by MPH (either because MPH ceases operations, the Mileage Plus Program terminates or any other reason) or in the event limitations and/or restrictions are placed on the use of Miles. In addition, in the event Miles are not honored by MPH or limitations and/or restrictions are placed on the use of Miles, MPH acknowledges and agrees RN shall have no obligation to provide RN Program Members with any replacement or additional rewards as a result thereof.

19.	Non-Waiver

If either Party at any time fails to require strict compliance with any term or condition hereunder, such failure will not constitute a waiver of such term or condition or of any subsequent breach of that term or condition and will not affect the right of either party to require strict performance and observance of any provision of this Agreement.

20.	Indemnification

A.	Each Party (the “Indemnitor”) shall indemnify, defend and hold harmless the other Party, its subsidiaries and Affiliates, and their officers, directors, employees, and agents (the “Indemnitees”) from and against liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including but not limited to reasonable attorneys’ fees, costs, and related expenses, which may be suffered by, accrue against, or be recovered from any of the Indemnitees resulting from any claim or suit brought by any third party or parties arising out of, relating to, or in connection with:

(i)	any failure of performance or wrongful performance by the Indemnitor of any of its obligations under this Agreement; or

(ii)	any negligence or willful misconduct of the Indemnitor in connection with this Agreement.

B.	Notwithstanding any language in this Agreement to the contrary, RN shall indemnify, defend and hold harmless MPH from and against any liability resulting from any federal excise taxes, interest or penalties due by law under this Agreement and RN shall reimburse MPH promptly if it has properly remitted such taxes, interest or penalties on behalf of RN, provided MPH has a reasonable basis for such remittances.

C.	The indemnity, defend and hold harmless obligations of the Indemnitor are of a continuing nature and shall survive the termination or expiration of this Agreement for the applicable statute of limitations period.

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21.	Governing Law and Jurisdiction

This Agreement and any dispute arising under or in connection with this Agreement, including any action in tort, shall be governed by the laws of the State of Illinois, USA, excluding any choice of law rules which may direct the application of laws of any other jurisdiction. The courts of the State of Illinois, USA, shall have exclusive jurisdiction to settle any dispute arising out of or relating to this Agreement.

22.	Compliance with Applicable Laws

Each Party hereto shall comply in all material respects with all federal, state and local laws and regulations with respect to its performance under this Agreement.

23.	EXCLUSION OF CONSEQUENTIAL DAMAGES

NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT BASED ON CONTRACT, TORT, WARRANTY CLAIMS OR OTHERWISE, ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, AND EACH PARTY HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY REGARDING SUCH DAMAGES.

24.	DISCLAIMER OF WARRANTIES

ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

25.	Notices

Any notices required to be sent under this Agreement shall be sent by first class mail, postage prepaid, or by any more expedient written means. Notice sent via electronic means (e.g., e-mail or facsimile) shall be effective immediately if received prior to 5:00 p.m. local time of the recipient. All other notices shall be effective the first business day after receipt.

If addressed to MPH:	If delivery requires a street address:

United Networks, Inc. – WHQEO	United Networks, Inc. – WHQEO
P.O. Box 66100	8550 W Byrn Mawr, 8th Floor
Chicago, Illinois 60666	Chicago, Illinois 60631
Attn: President	Attn: President
Fax: (773) 557-4012	Fax: (773) 557-4012

If addressed to RN:
Rewards Network Services Inc.
Two North Riverside Plaza, Suite 950
Chicago, Illinois 60606
Attn: Megan E. Flynn
Fax: (312) 521-6768

With a copy (which shall not constitute notice) to: General Counsel, Fax: (312) 521-6768.

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26.	Severability

Should any clause or any part of any clause of this Agreement be invalid or unenforceable, the remainder of the Agreement shall continue to remain valid and enforceable unless the provision in its modified state would materially and adversely affect the essence of the Agreement. The invalid or unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner which comes as close as possible to achieving the intended result of the original provision.

27.	Captions

The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit, or enlarge the scope of this Agreement.

28.	Entire Agreement; Amendments; Joint Drafting

This Agreement constitutes the entire Agreement and understanding of the Parties regarding the subject matter hereof, and, as of the Effective Date, supersedes all prior agreements, whether written or oral, between the Parties concerning the subject matter hereof. This Agreement shall not be modified, amended or supplemented except by written instrument signed by both of the Parties hereto. This Agreement is deemed to have been jointly drafted by the Parties, and any uncertainty or ambiguity shall not be construed for or against either Party as an attribution by either Party.

29.	Currency

All dollar references in this Agreement refer to the legal currency of the United States of America.

30.	Recitals

The recitals set forth above are incorporated herein and are acknowledged by the Parties to be true and correct and are made a part hereof.

31.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.

REWARDS NETWORK SERVICES INC.		UAL LOYALTY SERVICES, INC.
on behalf of MILEAGE PLUS HOLDINGS, INC.

By:	/s/ Ronald L. Blake	By:	/s/ Kenneth I. Feldman
	Ronald L. Blake	Name:	Kenneth I. Feldman
	President and Chief Executive Officer	Title:	Vice President, Loyalty